Stock Purchase Agreement

This Agreement is entered into as of the 28 day of August 2007, by and between Robert Cox (“Purchaser”), the Estate of Richard Smitten who is the owner of 15,270,000 of Smitten Press Local Lore and Legends Inc. (the “Seller”).

WHEREAS, Seller holds an aggregate if fifteen million two hundred seventy thousand (15,270,000) restricted common shares of Smitten Press Local Lore and Legends Inc. a Nevada Corporation (“SPLI”) $.001 par value per share (the “SPLI Shares”) which represents approximately 68.63% of the issued and outstanding common stock of SPLI.

WHEREAS, Seller desires to sell the SPLI Shares to Purchaser and Purchaser desires to acquire the SPLI Shares in exchange for the consideration, as more fully set forth herein; and

NOW THEREFORE, for the mutual consideration set out herein and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Acquisition.
It is hereby agreed that Purchaser shall acquire the SPLI Shares from Seller for the consideration set forth in paragraph 2 below.

2. Consideration.
(a) On the Closing Date or at the Closing as hereinafter defined, Purchaser shall deliver to SPLI payment in the amount of $531,619, by wire transfer as directed by Seller and shall pay receivables in the amount of $68,381;

(b) The Seller shall deliver the SPLI Shares to Purchaser with medallion guaranteed stock powers attached so as to make Purchaser the sole owner thereof, and with irrevocable instructions to the transfer agent of SPLI attached thereto requesting transfer of the Shares to Seller;

(c) The corporate financial records, minute books, and other documents and records of SPLI shall be delivered to Purchaser at the Closing; and

(d) Michael T Williams shall remain a director of SPLI for ten days after the filing of a Schedule 14(f) by SPLI but shall resign all other positions he holds with SPLI at Closing.

3. Closing. At or prior to the Closing, SPLI shall have 22,250,000 shares of its common stock issued and outstanding and no other shares of capital stock issued or outstanding of any class.

4. Closing.
The Closing of the transactions contemplated herein shall take place on such date (the "Closing" or the “Closing Date”) as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing is expected to take place on or about August 30, 2007, unless extended by mutual consent of all parties hereto. The "Closing Date" of the transactions described herein shall be that date on which all conditions set forth herein have been met and the consideration has been delivered as set forth in this Agreement.

5. Representations of Seller.
Seller hereby represents and warrants as follows, each of the representations and warranties of which shall continue to be true as of the Closing Date:

(a) The SPLI Shares, to be delivered to the Purchaser hereunder will, when so issued and delivered, constitute, duly authorized, validly and legally issued shares of SPLI common stock, fully paid and non-assessable. No shares of SPLI preferred stock shall be outstanding. There are no existing options, calls, warrants, preemptive rights or commitments of any character relating to the issued or un-issued securities of any class of SPLI.

(b) The execution and performance of this Agreement will not constitute a breach of any agreement, indenture, mortgage, license or other instrument or document to which SPLI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to SPLI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation of SPLI.

(c) The SPLI Financial Statements filed on the Securities and Exchange Commissions’ EDGAR system for all periods prior to the date of Closing (the "SPLI Financial Statements") are complete, accurate and fairly present the financial condition of SPLI as of the dates thereof and the results of its operations for the periods then ended. There are no liabilities or obligations either fixed or contingent not reflected therein. The SPLI Financial Statements have been prepared in accordance with US generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SPLI as of the dates thereof and the results of its operations and changes in financial position for the periods then ended.

(d) Since the date of the SPLI Financial Statements, except for bills to service providers in connection with the quarterly report on Form 10-QSB filed with the SEC for the period ending June 30, 2007, which shall be satisfied as set forth in Section 2 (a) hereof, there have not been any material adverse changes in the financial condition of SPLI except with regard to disbursements to pay reasonable and ordinary expenses in connection with maintaining its corporate status and pursuing the matters contemplated in this Agreement. Prior to or at Closing, all accounts payable and other liabilities of SPLI shall be paid and satisfied in full and SPLI shall have no liabilities either contingent or fixed except.

(e) SPLI is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the SPLI Financial Statements and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of the Seller, threatened or contemplated against or affecting SPLI, its management or its properties.

(f) SPLI is duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to do so would have no material negative impact on it.

(g) SPLI has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof, except where the failure to do so would have no material adverse impact on SPLI, and has paid or made adequate provision in the SPLI Financial Statements for the payment of all taxes, fees, or assessments, which have or may become due pursuant to such returns or pursuant to any assessments received. SPLI is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

(h) SPLI common stock is currently qualified for quotation on the OTC Bulletin Board under the symbol “SPLI” and there are no stop orders in effect with respect thereto and SPLI will maintain its listing through the date of Closing.

(i) SPLI is qualified to do business in Nevada.

(j) Michael W. Williams is the sole officer and Michael T. Williams and Storey Badger are the sole directors of SPLI.

(k) SPLI is not a party contracts, agreements or commitments which will not be satisfied from the Consideration at Closing or released at Closing;

(l) SPLI has no fringe benefit plans and programs applying to employees of SPLI, including but not limited to, pension, profit sharing, life insurance, medical, bonus, incentive and similar plans and the approximate annual cost of each;

(m) SPLI has no employees;

(n) SPLI has no letters, patent, patent applications, inventions upon which patent applications have not yet been filed, trade names, trademarks, trademark registrations and applications, copyrights, copyright registrations, both domestic and foreign presently owned by SPLI, together with the corporate owner;

(o) SPLI is not a party to any financing or loan agreements, mortgages or similar agreements;

(p) SPLI has no bank accounts, brokerage accounts, safety deposit boxes, with the authorized signers indicated, except for account 23320004/0030730156 at Canada Trust, Creemore Ontario, which Seller shall use its best efforts to close shall be transferred to Seller at Closing;

(q) Copies of all powers of attorney granted by SPLI;

(r) SPLI has not insurance policies;

(s) All information regarding SPLI that Seller have provided to Purchaser or otherwise disclosed in connection with the transactions contemplated herein is true, complete and accurate in all respects.

6. Representations and Warranties of Purchaser.

Purchaser acknowledges and understands that the Shares are being acquired for investment in a transaction that is considered to be exempt from registration. In connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to the Seller that:

(a) Investment Purposes. Purchaser is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act of 1933, as amended, or any rules or regulations promulgated thereunder (collectively, the “Act”).

(b) Disposition of Shares. Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act.

(c) Economic Risk. Purchaser acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

(d) No Public Solicitation. The sale of the Shares to Purchaser is being made without any public solicitation or advertisements.

(e) Criminal Proceedings. The Purchaser has not been subject to or suffered any of the following:

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other misdemeanor offenses) within ten (10) years from the date hereof;
•
Any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities within ten (10) years of the date hereof; or

•
Being found guilty by a court of competent jurisdiction (in a civil action), the SEC or the CFTC to have violated a federal or state securities or commodities law within ten (10) years of the date hereof, and the judgment has not been reversed, suspended or vacated.

(f) Information. Purchaser has received and reviewed such information as Purchaser deems necessary to evaluate the risks and merits of its investment in SPLI.

(g) Accredited Investor. Purchaser is an “accredited investor” within the meaning of rule 501 of Regulation D promulgated under the Act.

(h) Financial Matters Experience. Purchaser has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares.

(i) Subsequent to Closing, Purchaser shall use its best efforts to make or cause all required filings of SPLI to be made with the SEC at Purchaser’s sole expense.

7. Conditions Precedent to Obligations of Purchaser.
All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Closing Date, as indicated below, of each of the following conditions:

(a) The representations and warranties by or on behalf of the Seller contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all respects at and as of the Closing and Closing Date as though such representations and warranties were made at and as of such time.

(b) Seller shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Closing.

(c) The SPLI Shares when delivered at Closing will be validly issued, non-assessable and fully-paid under Nevada law and will be issued in compliance with all federal, state laws; and

(d) Purchaser's due diligence investigation of SPLI, interviews with the management of SPLI and Financial Statements shall be satisfactory to Purchaser.

8. Documents To Be Furnished.
At or before Closing, Seller will furnish to Purchaser the following documents, lists, and schedules certified by the President of SPLI as being accurate and complete:

(a) Documents establishing that Kelly Smitten has the authority to transfer the Share

(b) A list of the authorized and outstanding securities of SPLI certified by its transfer agent as of the date of Closing;

(c) Certified or Stamped Copies of the articles of incorporation and bylaws currently in effect of SPLI and the Corporate book of SPLI;

(d) Evidence that at or about the Closing Date SPLI is in good standing under the laws of Nevada;

(e) Such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

(f) Within five banking days of closing, All corporate and financial records of SPLI; and

(g) All other items, the delivery of which is a condition precedent to the obligations of Purchaser.

9. Actions At or Prior to Closing.
From and after the date of this agreement and until or at the Closing Date:(a) Seller shall cause Purchaser and its authorized representatives to have full access during normal business hours to all properties, books, records, contracts and documents of SPLI, and Seller shall furnish or cause to be furnished to Purchaser and its authorized representatives all information with respect to its affairs and business of SPLI as Purchaser may request.

(b) Seller shall ensure that SPLI shall not create any indebtedness other than that incurred in the usual and ordinary course of business, that incurred pursuant to existing contracts disclosed in the exhibits submitted, and that reasonably incurred in doing the acts and things contemplated by this agreement.

(c) Seller shall ensure that SPLI shall not declare or pay any dividend or make any distribution in respect of its capital stock; shall not directly or indirectly redeem, purchase or otherwise acquire any of its own stock; shall not grant any stock options; and shall not issue or in any way dispose of any shares of its own stock.

(d) Seller shall ensure that SPLI shall not amend their certificates of incorporation or bylaws or make any changes in authorized or issued capital stock without the prior written consent of Purchaser.

(e) Seller shall ensure that SPLI shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any contract, commitment or obligation of SPLI.

(f) Seller shall duly comply with all applicable laws as may be required for the valid and effective transfer of the SPLI Shares to Purchaser.

(g) Seller shall ensure that SPLI shall not sell or dispose of any property or assets except in the ordinary course of business.

(h) Seller shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations that may be threatened, brought, asserted or commenced against SPLI or the SPLI Shares.

10. Indemnification.
For a period of two years from the Closing, Seller agrees to indemnify and hold harmless Purchaser at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any misrepresentation, hereunder, or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to Purchaser hereunder by Seller or any agent or representative of Seller.

For a period of two years from the Closing, Purchaser agrees to indemnify and hold harmless Seller at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorney's fees incident to any of the foregoing, resulting from any misrepresentation, hereunder, or from any misrepresentation in or omission from any certificate or document furnished or to be furnished to Seller hereunder by Purchaser or any agent or representative of Purchaser.

11. Nature and Survival of Representations.
All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

12. Termination
This agreement may be terminated and the transaction provided for by this agreement may be abandoned without liability on the part of any party to any other, at any time before the closing date:

(a) By mutual consent of the parties hereto;

(b) By Purchaser, if its due diligence investigation of SPLI is not satisfactory to Purchaser in its sole and absolute discretion.

In the event of termination and abandonment by any party as provided above in this paragraph written notice shall be given to the other party, and each party shall pay its own expenses incident to preparation for the consummation of this agreement and the transactions contemplated.

13. Miscellaneous.
13.1 Further Assurances.
At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

13.2 Waiver.
Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

13.3 Amendment.
This Agreement may be amended only in writing as agreed to by all parties hereto.

13.4 Notices.
All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested.

13.5 Headings.
The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

13.6 Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.7 Governing Law and Arbitration.
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (“the AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an aware rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

13.8 Binding Effect.
This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

13.9 Entire Agreement.
This Agreement and the attached Exhibits constitute the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

13.10 Severability.
If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

/s/ Kelly Smitten
By: Kelly Smitten, an individual and on behalf of the Estate of Richard Smitten

/s/ Robert Cox
By: Robert Cox, individually